UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
July 21, 2008
Date of Report (Date of earliest event reported)
FOUNDRY NETWORKS, INC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-26689 (Commission File No.)	77-0431154 (I.R.S. employer identification number)
4980 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)
(408) 207-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2

Item 8.01	Other Events.
     On July 21, 2008, Foundry Networks, Inc. (the “Company” or “Foundry”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Brocade Communications Systems, Inc., a Delaware corporation (“Brocade”), Falcon Acquisition Sub, Inc. and the Company, pursuant to which Falcon Acquisition Sub, Inc. will merge with and into the Company, and the Company will become a wholly owned subsidiary of Brocade (the “Merger”).
     After the close of market on July 21, 2008, Brocade issued a press release announcing the execution of the Merger Agreement which the Company has made available on its website and later that day the Company made a presentation to its employees concerning the Merger. Copies of Brocade’s press release and the employee presentation are attached hereto as Exhibits 99.1 and 99.2, respectively. These materials are incorporated herein by reference and the foregoing description of the Merger is qualified in its entirety by reference to such materials.
     The information required by Item 1.01 will be filed in a separate Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are furnished with this report on Form 8-K:

Exhibit
Number	Description
99.1	Press Release of Brocade Communications Systems, Inc.
99.2	Employee Presentation

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDRY NETWORKS, INC (Registrant)
Date: July 22, 2008	By:	/s/ Cliff Moore
Cliff Moore
Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit Number	Exhibit
99.1	Press Release of Brocade Communications Systems, Inc.
99.2	Employee Presentation